UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 8, 2011
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Item 1.01.                      Entry Into a Material Definitive Agreement
On March 8, 2011, an international operating agreement relating to the one offshore Israel license known as 388 “Samuel” (the “Samuel License”) in which GeoGlobal Resources Inc. (“GeoGlobal”) has an interest, was fully executed by the parties.  The agreement contains provisions that relate to the rights and obligations of the parties with regard to operations under the agreement including joint exploration, appraisal, development, production and disposition of oil and natural gas produced from the areas covered by the Samuel License.  The Samuel License is held by a consortium of owners comprised of Adira Geo Global Ltd. (30% participating interest and Operator), Adira Oil Technologies Ltd. (23.25% participating interest), Brownstone Venture Inc. (6.75% participating interest), Pinetree Capital Ltd. (10% participating interest) and GeoGlobal (30% participating interest).

Item 8.01.                      Other Events
On March 11, 2011, GeoGlobal issued a press release announcing the execution of the operating agreement relating to the License.  Attached is a copy of the press release dated March 11, 2011 as Exhibit 99.1.

The information disclosed in this Item 8.01 is not to be considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not subject to the liabilities of that section unless GeoGlobal specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Exchange Act.  By filing this Current Report on Form 8-K and furnishing this information, GeoGlobal makes no admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits
Exhibit 99.1                    Press Release of GeoGlobal Resources Inc. dated March 11, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  March 14, 2011

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of GeoGlobal Resources Inc. dated March 11, 2011.